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                                                           Exhibit 99.(h)(10)(e)
SECURITIES LENDING AUTHORIZATION AGREEMENT
Between
SANFORD C. BERNSTEIN FUND, INC. ON
BEHALF OF THE INTERNATIONAL VALUE PORTFOLIO II and
STATE STREET BANK AND TRUST COMPANY

TABLE OF CONTENTS                                             PAGE

1.  APPOINTMENT OF STATE STREET                                1
2.  SECURITIES TO BE LOANED                                    1
3.  BORROWERS                                                  1
4.  SECURITIES LENDING AGREEMENTS                              3
5.  LOANS OF AVAILABLE SECURITIES                              3
6.  DISTRIBUTIONS ON AND VOTING RIGHTS WITH
    RESPECT TO LOANED SECURITIES                               4
7.  COLLATERAL                                                 4
8.  COMPENSATION FOR THE CLIENT AND STATE
    STREET                                                     6
9   ADMINISTRATIVE FEE DISCLOSURE                              7
10. RECORDKEEPING AND REPORTS                                  7
11. STANDARD OF CARE                                           7
12. REPRESENTATIONS AND WARRANTIES                             8
13. DEFINITIONS                                                9
14. CONTINUING AGREEMENT; TERMINATION;
    REMEDIES                                                  10
15. NOTICES                                                   10
16. MISCELLANEOUS                                             11
17. SECURITIES INVESTORS PROTECTION ACT                       12
18. LIMITED RECOURSE                                          12
19. INDEMNIFICATION                                           12
20. MODIFICATION                                              14

EXHIBITS AND SCHEDULES
EXHIBIT  3.1
SCHEDULE 3.1
SCHEDULE 7.1
SCHEDULE 7.2
SCHEDULE 7.3
SCHEDULE 7.3-A
SCHEDULE 7.3-C
SCHEDULE 7.4
SCHEDULE 10.1
SCHEDULE 10.2

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SECURITIES LENDING AUTHORIZATION AGREEMENT

Agreement dated the 30th day of April, 1999 between SANFORD C. BERNSTEIN FUND, INC., organized and existing under the laws of the State of Maryland, on behalf of the International Value Portfolio II (in such capacity, the "Client"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street"), setting forth the terms and conditions under which State Street is authorized to act on behalf of the Client with respect to the lending of certain securities of the Client held by State Street as trustee, Collateral agent or custodian.

Certain capitalized terms used in this Agreement are defined in Section 13.

The Client and State Street, as the parties hereto, hereby agree as follows:

1. Appointment of State Street. The Client hereby authorizes State Street as its agent to lend Available Securities to Borrowers in accordance with the terms of this Agreement. State Street shall have the responsibility and authority to do or cause to be done all acts State Street shall determine to be desirable, necessary, or appropriate to implement and administer this securities lending program. Client agrees that State Street is acting as a fully disclosed agent and not as principal in connection with the securities lending program. State Street may take action as agent of the Client on an undisclosed or a disclosed basis. State Street is also hereby authorized to request a third party bank to undertake certain custodial functions in connection with holding of the Collateral provided by a Borrower pursuant to the terms hereof. In connection therewith, State Street may instruct said third party to establish and maintain a Borrower's account and a State Street account wherein all Collateral, including cash shall be maintained by said third party in accordance with the terms of a form of custodial arrangement which shall also be consistent with the terms hereof.

2. Securities to be Loaned. State Street acts or will act as agent, trustee or custodian of certain securities owned by the Client. All of the Client's securities contained in the Portfolio and held by State Street as agent, trustee or custodian shall be subject to this securities lending program and constitute Available Securities hereunder, except those securities which the Client or the Investment Manager specifically identifies in notices to State Street as not being Available Securities, and provided that State Street shall not effect any Loan where, immediately following effecting such Loan, the Market Value of all Loaned Securities with respect to the Portfolio would exceed 28% of the Market Value of the Portfolio's total assets. Except as provided in the immediately preceding sentence, State Street shall have no authority or responsibility for determining whether any of the Client's securities contained in the Portfolio should be excluded from the lending program.

3. Borrowers. The Available Securities may be loaned to any Borrower selected by State Street, in its sole discretion, including without limitation, the Financial Markets Group of State Street; provided, however, if Available Securities are loaned to the Financial


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Markets Group of State Street, in addition to being consistent with the terms hereof, said Loan shall be made in accordance with the terms of the Securities Lending Agreement attached hereto as Schedule 3.1, as modified from time to time in accordance with the provisions hereof (hereinafter, the "State Street Securities Lending Agreement"). The form of the State Street Securities Lending Agreement may be modified by State Street from time to time, without the consent of the Client, in order to comply with the requirements of law or any regulatory authority having jurisdiction over State Street, the Client or the securities lending program or in any other manner that is not material and adverse to the interests of the Client.

Client acknowledges that it is aware that State Street, acting as "Lender's Agent" hereunder and thereunder, is or may be deemed to be the same legal entity as State Street acting as "Borrower" under the State Street Securities Lending Agreement, notwithstanding the different designations used herein and therein or the dual roles assumed by State Street hereunder and thereunder. Client represents that transactions effected pursuant to and in compliance with this Agreement and the State Street Securities Lending Agreement will not constitute a breach of trust or other fiduciary duty by State Street.

Client further acknowledges that it has granted State Street the power to effect securities lending transactions with the Financial Markets Group of State Street and other powers assigned to State Street hereunder as a result of Client's desire to increase the opportunity for it to lend securities held in its account on fair and reasonable terms to qualified borrowers without such loans being considered a breach of State Street's fiduciary duty. In connection therewith, each party hereby agrees that it shall furnish to the other party (i) the most recent available audited statement of its financial condition, and (ii) the most recent available unaudited statement of its financial condition, if more recent than the audited statement. As long as any Loan is outstanding under this Agreement, each party shall also promptly deliver to the other party all such financial information that is subsequently available, and any other financial information or statements that such other party may reasonably request.

In the event any such Loan is made to the Financial Markets Group, State Street hereby covenants and agrees for the benefit of the Client that it has adopted and implemented procedural safeguards to help ensure that all actions taken by it hereunder will be effected by individuals other than, and not under the supervision of, individuals who are acting in a capacity as Borrower thereunder, and that all Loans effected hereunder will take place at the same fully negotiated "arms length" prices offered to similarly situated third parties by State Street when it acts as lending agent, notwithstanding the inherent conflict of interest with respect to Loans to be effected by State Street to the Financial Markets Group.

In the event Client approves lending to borrowers resident in the United Kingdom, Client shall complete Part 1 of the document known as a "MOD-2 form," which is attached hereto as Exhibit 3.1.

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4. Securities Lending Agreements. The Client authorizes State Street to enter into one or more Securities Lending Agreements with such Borrowers as may be selected by State Street. Each Securities Lending Agreement shall have such terms and conditions as State Street may negotiate with the Borrower, provided that each Securities Lending Agreement with Borrowers shall not contain terms or conditions materially inconsistent with the terms and conditions of this Agreement. Certain terms of individual loans, however, including rebate fees to be paid to the Borrower for the use of cash Collateral, shall be negotiated at the time a loan is made.

5. Loans of Available Securities. State Street shall have authority to make Loans of Available Securities to Borrowers, and to deliver such securities to Borrowers. State Street shall be responsible for determining whether any such Loan shall be made, and for negotiating and establishing the terms of each such Loan. State Street shall have the authority to terminate any Loan in its discretion, at any time and without prior notice to the Client. Client may terminate any Loan at any time upon giving notice to State Street. State Street shall return the Loaned Securities subject to such terminated Loan(s) by the Return Date. The Client acknowledges that State Street administers securities lending programs for other clients of State Street. State Street will allocate securities lending opportunities among its clients, using reasonable and equitable methods established by State Street from time to time. State Street does not represent or warrant that any amount or percentage of the Client's Available Securities will in fact be loaned to Borrowers. Client agrees that, so long as State Street allocates securities lending opportunities among its clients using reasonable and equitable methods, it shall have no claim against State Street and State Street shall have no liability arising from, based on, or relating to, loans made for other clients, or loan opportunities refused hereunder, whether or not State Street has made fewer or more loans for any other client, and whether or not any loan for another client, or the opportunity refused, could have resulted in loans made under this Agreement.

The Client also acknowledges that, under the applicable Securities Lending Agreements, Borrowers will not be required to return Loaned Securities immediately to State Street upon receipt of notice from State Street terminating the applicable Loan, but instead will be required to return such Loaned Securities to State Street within such period of time following such notice as is specified in the applicable Securities Lending Agreement; however, the foregoing acknowledgment by the Client shall not in any way affect State Street's obligations to the Client pursuant to Section 19 hereof. Upon receiving a notice from the Client or the Investment Manager that Available Securities which have been loaned to a Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), State Street shall notify promptly thereafter the Borrower which has borrowed such securities that the Loan of such securities is terminated and that such securities are to be returned within the time specified by the applicable Securities Lending Agreement; however, failure by the Borrower to return the securities to State Street by the Return Date shall in no way affect State Street's obligations to the Client pursuant to Section 19 hereof.

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6. Distributions on and Voting Rights with Respect to Loaned Securities. The
Client represents and warrants that it is the beneficial owner of (or exercises complete investment discretion over) all Available Securities free and clear of all liens, claims, security interests and encumbrances and no such security has been sold, and that it is entitled to receive all distributions made by the issuer with respect to Loaned Securities. Except as provided in the next sentence, all interest, dividends, and other distributions paid with respect to Loaned Securities shall be credited to the Portfolio's account on the date such amounts are delivered by the Borrower to State Street in an amount equal to (A) such interest, dividend or other distribution less (B) the amount of any withholding taxes payable with respect to such interest, dividend or other distribution plus (C) any withholding or other amount that Client would be entitled to reclaim if Client had been in possession of the Loaned Securities at the time such interest, dividend or other distribution was paid. Any non-cash distribution on Loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the Loan (and shall be considered to constitute Loaned Securities) as of the date such non-cash distribution is received by the Borrower; provided that the Client (or Investment Manager) may, by giving State Street ten (10) Business Days' notice prior to the date of such non-cash distribution, direct State Street to request that the Borrower deliver such non-cash distribution to State Street, pursuant to the applicable Securities Lending Agreement, in which case State Street shall credit such non-cash distribution to the Portfolio's account on the date it is delivered to State Street.

The Client acknowledges that it will not be entitled to participate in any dividend reinvestment program or to vote with respect to securities that are on loan on the applicable record date for such securities.

The Client also acknowledges that any payments of distributions from Borrower to Client are in substitution for the interest or dividend accrued or paid in respect of Loaned Securities and that the tax treatment of such payment may differ from the tax treatment of such interest or dividend.

If an installment, call or rights issue becomes payable on or in respect of any Loaned Securities, State Street shall use all reasonable endeavors to ensure that any timely instructions from the Client are complied with, but State Street shall not be required to make any payment unless the Client has first placed it in funds to make such payment.

7. Collateral. The Client authorizes State Street to receive and to hold, as Collateral agent on the Client's behalf, Collateral from Borrowers to secure the obligations of Borrowers with respect to any loan of securities made on behalf of the Client pursuant to the Securities Lending Agreements. All investments of cash Collateral shall be for the account and risk of the Client. Concurrently with the delivery of the Loaned Securities to the Borrower under any Loan, State Street shall receive from the Borrower Collateral in any of the forms listed on
Schedule 7.1. Said Schedule may be amended from time to time by State Street upon written notice from the Client. The Collateral received shall


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upon receipt, (i) in the case of Loaned Securities denominated in United States
Dollars or whose primary trading market is located in the United States or sovereign debt issued by foreign governments, have a value of 102% of the Market Value of the Loaned Securities or (ii) in the case of Loaned Securities which are not denominated in United States Dollars or whose primary trading market is not located in the United States, have a value of 105% of the Market Value of the Loaned Securities.

Thereafter, State Street shall take such action as is appropriate with respect to the Collateral under the applicable Securities Lending Agreement which action shall include marking the Collateral to market in accordance with State Street's reasonable and customary practices as required to maintain Collateral at a minimum of 102% or 105%, as the case may be, of the Market Value of the Loaned Securities. State Street shall submit Earnings Statements monthly in the form attached hereto as Schedule 7.2 or in such other form as the parties hereto may agree from time to time, indicating the value of Collateral held by State Street on Client's behalf. In the event that any Borrower delivers Collateral in the form of securities issued or guaranteed by the United States government or its agencies as permitted by Schedule 7.1 hereto, State Street agrees that, in addition to providing the information required to be reported on the daily reports pursuant to Schedule 7.2 hereto with respect to such Collateral, it will identify such securities in reasonable detail on such daily reports.

State Street shall hold all Collateral, including any units representing investment of any cash Collateral in an "E" account in the name of the Client separate and apart from State Street's assets.

The Collateral shall be returned to Borrower at the termination of the Loan upon the return of the Loaned Securities by Borrower to State Street in accordance with the applicable Securities Lending Agreement. State Street shall invest cash Collateral in accordance with the directions and limitations set forth on
Schedule 7.3 hereto and in accordance with any directions, including any limitations established by the Client in a writing identified to this Agreement and acknowledged in writing by State Street and shall exercise reasonable care, skill, diligence and prudence of an agent acting in a like capacity and familiar with such assets in the investment of Collateral. Subject to the foregoing limits and standard of care, State Street does not assume any market or investment risk of loss with respect to the investment of cash Collateral and subject to State Street's obligation set forth below, if, at any time during the term of any Loan, the value of the cash Collateral so invested is insufficient to return the full amount of the Collateral due to such Borrower pursuant to the Securities Lending Agreement, Client shall be solely responsible for such shortfall and hereby agrees to pay an amount equal to such shortfall to State Street. In the event the investment of cash Collateral is insufficient to return the rebate fee (i.e., the return to the Borrower) (hereinafter referred to as a "Rebate Shortfall"), Client and State Street shall each be liable for their respective share of the Rebate Shortfall based on the fee split set forth in
Schedule 7.4. State Street shall be entitled to charge the Portfolio's account for its share of any amounts owed under Section 8.


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8. Compensation for the Client and State Street. To the extent that a Loan is secured by cash Collateral, such Collateral, including money received with respect to the investment of the same, or upon the maturity, sale, or liquidation of any such investments, shall be invested by State Street in accordance with the terms set forth above. The Client hereby authorizes State Street to purchase or sell investments of cash Collateral to or from other accounts held by State Street or its affiliates.

The net income generated by any investment made pursuant to the preceding paragraph of this Section 8 shall be allocated among the Borrower, State Street, and the Client, as follows: (a) a portion of such income shall be paid to the Borrower in accordance with the agreement negotiated between the Borrower and State Street; (b) the balance, if any, shall be split between State Street, as compensation for its services in connection with this securities lending program, and the Client, in accordance with the fee schedule attached hereto as
Schedule 7.4.

In the event that there is a Rebate Shortfall, State Street shall debit the account of the portfolio by an amount equal to the portfolio's share of the Rebate Shortfall in accordance with Schedule 7.4 hereto and shall pay the remaining amount of the Rebate Shortfall to the appropriate Borrower. In the event debits to the Portfolio's account produce a deficit therein, State Street shall sell or otherwise liquidate investments made with cash Collateral and credit the net proceeds of such sale or liquidation to satisfy the deficit. In the event the foregoing does not eliminate the deficit, State Street shall have the right to charge the deficiency to any other accounts of the Portfolio maintained by the Client at State Street.

In the event of a Loan to a Borrower resident in Canada, which is made over record date for a dividend reinvestment program ("DRP") and is secured by cash Collateral, the Borrower shall pay the Client a substitute payment equal to the full amount of the cash dividend declared, and may pay a loan premium, the amount of which shall be negotiated by State Street, above the amount of the cash dividend. Such loan premium shall be allocated between State Street and the Client as follows: (a) a portion of such loan premium shall be paid to State Street as compensation for its services in connection with this securities lending program, in accordance with Schedule 7.4 and (b) the remainder of such loan premium shall be credited to the Client's account.

To the extent that a Loan is secured by non-cash Collateral, the Borrower shall be required to pay a loan premium, the amount of which shall be negotiated by State Street. Such loan premium shall be allocated between State Street and the Client as follows: (a) a portion of such loan premium shall be paid to State Street as compensation for its services in connection with this securities lending program, in accordance with Schedule 7.4 hereto; and (b) the remainder of such loan premium shall be credited to the Client's account.


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Client acknowledges that in the event that Client's participation in securities lending generates income for the Client, State Street may be required to withhold tax or may claim such tax from the Client as is appropriate in accordance with applicable law.

The Client shall reimburse State Street for such reasonable fees and expenses that State Street may incur in connection with the performance of its obligations hereunder, including, without limitation: (i) the ordinary telecommunication charges associated with the movement of securities in connection with the securities lending activity contemplated by this Agreement; and (ii) except for funds advanced by State Street to Client pursuant to Section 19 hereof, any and all funds advanced by State Street on behalf of the Client or the Portfolio as a consequence of their obligations hereunder.

9. Administrative Fee Disclosure. The administrative fees associated with the investment of cash Collateral in accordance with the provisions of Section 7 hereto are disclosed on Schedule 7.4 hereto.

10. Recordkeeping and Reports. State Street will establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. On a daily basis, State Street will provide the Client and the mutual fund accounting department at State Street with a statement describing the Loans made, including the Securities loaned and the identity of the Borrower(s), and the income derived from Loans, during the period covered by such statement (hereinafter, "Schedule 10.1"). State Street shall also provide on a daily basis information regarding Loans in the form attached hereto as
Schedule 10.2. Each party to this Agreement shall comply with the reasonable requests of the other for information necessary to the requester's performance of its duties in connection with this securities lending program.

11. Standard of Care. Subject to the requirements of applicable law and except as provided in Sections 7 and 19 hereof, State Street shall not be liable for any loss or damage, including counsel fees and court costs, whether or not resulting from their acts or omissions to act hereunder or otherwise, unless the loss damage arises out of State Street's own negligence. Except for any liability, loss, or expense arising from or connected with State Street's own negligence and except as provided in Sections 7 and 19 hereof, the Client agrees to reimburse and hold State Street harmless from and against any liability, loss and expense, including counsel fees and expenses and court costs, arising in connection with this Agreement or any Loan or arising from or connected with claims of any third parties, including any Borrower, from and against all taxes and other governmental charges, and from and against any out-of-pocket or incidental expenses. State Street may charge any amounts to which it is entitled hereunder against the Portfolio's account. Without limiting the generality of the foregoing, Client agrees: (i) that State Street shall not be responsible for any statements, representations or warranties which any Borrower makes in connection with any securities loans hereunder, or, except as provided in
Section 19, for the performance by any Borrower of the terms of a Loan or any agreement related thereto, and shall not be required to ascertain or inquire as to the performance or observance of, or a default under the terms of, a Loan or any

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agreement related thereto, provided that in the case of default on the part of a Borrower, State Street shall be responsible for making payments to Client in accordance with Section 19 hereof; (ii) that State Street shall be fully protected in acting in accordance with the oral or written instructions of any person believed by State Street to be authorized to execute this Agreement on behalf of the Client (an "Authorized Person"); and (iii) that in the event of a default by a Borrower under a Loan, State Street shall be fully protected in acting in its sole discretion in a manner it deems appropriate.

State Street, in determining the Market Value of Collateral, may rely upon any recognized independent pricing service reasonably selected by State Street and shall not be liable for any errors made by such service. State Street, in determining the Market Value of Available Securities or Loaned Securities and the Portfolio, may rely upon the pricing services used by State Street and selected by the Portfolio to price the securities of the Portfolio, as such pricing services may change from time to time at the request of the Portfolio. State Street shall not be liable for any errors made by any such services.

12. Representations and Warranties. Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder;
(b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Agreement will at all times comply with all applicable laws and regulations. Client represents and warrants that it has made its own determination as to the tax treatment of any dividends, remuneration or other funds received hereunder. Client and State Street represent and warrant that the financial statements delivered to the other party pursuant to Section 3 fairly present its financial condition and there has been no material adverse change in its financial condition or the financial condition of any parent company since the date of the balance sheet included within such financial statements. Each Loan shall constitute a present representation by Client and State Street that there has been no material adverse change in its financial condition or the financial condition of any parent company that has not been disclosed in writing to the other party since the date of the most recent financial statements furnished to the other party pursuant to Section 3.

The person executing this Agreement on behalf of each party hereto represents that he or she has the authority to execute this Agreement on behalf of such party.

The Client hereby represents to State Street that it is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to this Agreement and the Securities and it qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended.

13. Definitions. For the purposes hereof:


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(a) "Available Securities" means the securities of the Client that are available for Loans pursuant to Section 2.

(b) "Borrower" means any of the entities to which Available Securities may be loaned under a Securities Lending Agreement and shall be limited to broker-dealers, banks and financial institutions.

(c) "Business Day" means (i) a day which is not a New York Stock Exchange holiday and (ii) a day on which commercial banks in Massachusetts are not authorized or required by law to close.

(d) "Collateral" means collateral in the forms listed on Schedule 7.1 hereto delivered by a Borrower to secure its obligations under a Securities Lending Agreement.

(e) "Default" means the occurrence of one or more Loan Default or Substitute Payment Default.

(f) "Investment Manager," when used in any provision, means the person or entity who has discretionary authority over the investment of the Available Securities to which the provision applies.

(g) "Loan" means a loan of Available Securities to a Borrower.

(h) "Loan Default" means State Street failing to return all or a portion of the Loaned Securities to the Client by the Return Date.

(i) "Loaned Security" shall mean any "security" which is delivered as a Loan under a Securities Lending Agreement and any non-cash dividend that has not been credited to the Portfolio's account in accordance with Section 6 hereof; provided that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

(j) "Market Value" of a security means the market value of such security (including, in the case of a Loaned Security that is a debt security, the accrued interest on such security) as determined in accordance with the last paragraph of Section 11 hereof.

(k) "Portfolio" means the International Value Portfolio II of the Sanford C. Bernstein Fund, Inc.

(l) "Rebate Shortfall" shall have the meaning assigned thereto in Section 7 hereof.



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(m) "Replacement Securities" means securities of the same issuer, class and denomination as Loaned Securities that a Borrower fails to return upon termination of a Loan.

(n) "Requisite Numbers" means the customary number of days necessary to settle a purchase or sale of securities in such country.

(o) "Return Date" means the date which is the Requisite Number of days from and including the date on which Client gives notice to State Street of termination of any Loan or this Agreement.

(p) "Securities Lending Agreement" means the agreement between a Borrower and State Street (on behalf of the Client) that governs Loans, as described in
Section 4.

(q) "Substitute Payment Default" means the failure by State Street to credit the Portfolio's account within 5 days after the issuer pays any interest, dividend or other distribution with respect to Loaned Securities in an amount equal to
(A) such interest, dividend or other distribution less (B) the amount of any withholding taxes payable with respect to such interest, dividend or other distribution plus (C) any withholding or other amount that Client would be entitled to reclaim if Client had been in possession of the Loaned Securities at the time such interest, dividend or other distribution was paid. Such credit by State Street being in lieu of the actual interest, dividend or distribution payment by the issuer.

14. Continuing Agreement; Termination; Remedies. It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made. The Client and State Street may each at any time terminate this Agreement upon the earlier of (i) the Requisite Number of days' or (ii) five (5) Business Days' written notice to the other to that effect. The only effects of any such termination of this Agreement will be that (a) following such termination, no further Loans shall be made hereunder by State Street on behalf of the Client, (b) subject to State Street's obligations under Section 19, State Street shall terminate any and all outstanding Loans and (c) State Street shall return all Loaned Securities to the Client by the Return Date. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided.

15. Notices. Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:



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If to Client:

Sanford C. Bernstein Fund, Inc.
c/o Sanford C. Bernstein & Co., Inc.
One North Lexington Avenue
White Plains, New York 10601
Attention: Mike Borgia
Telephone: (914) 993-2333
Facsimile: (914) 993-3201

Attention: Rich Goodman, Mutual Fund Accounting
Telephone: (914) 993-2310
Facsimile: (914) 993-2600

with a copy to:
Sanford C. Bernstein Fund, Inc.
c/o Sanford C. Bernstein & Co., Inc.
767 Fifth Avenue
New York, New York 10153-0185

Telephone:(212) 756-4164
Facsimile: (212) 756-4168
Attention: Jean Margo Reid

If to State Street:

State Street Bank and Trust Company
Global Securities Lending Division
Two International Place, Floor 31
Boston, Massachusetts 02110

or to such other addresses as either party may furnish the other party by written notice under this section.

Whenever this Agreement permits or requires the Client to give notice to, direct, provide information to State Street, such notice, direction, or information shall be provided to State Street on the Client's behalf by any individual designated for such purpose by the Client in a written notice to State Street. (This Agreement shall be considered such a designation of the person executing the Agreement on the Client's behalf.) After its receipt of such a notice of designation, and until its receipt of a notice revoking such designation, State Street shall be fully protected in relying upon the notices, directions, and information given by such designee.

16. Miscellaneous. This Agreement supersedes any other agreement between the parties or any representations made by one party to the other, whether oral or in writing, concerning loans of securities by State Street on behalf of the Client. This Agreement shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. Client hereby submits to the jurisdiction of the State and Federal Courts located in the Commonwealth of Massachusetts including any appellate courts thereof. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

17. Securities Investors Protection Act of 1970 Notice. CLIENT IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE CLIENT WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO THE CLIENT MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BORROWER'S OBLIGATION IN THE EVENT THE BORROWER FAILS TO RETURN THE SECURITIES.

18. Limited Recourse. State Street may look solely to the assets of the Portfolio for the enforcement of any claims related to this Agreement and Sanford C. Bernstein Fund, Inc., shall not have any personal liability under this Agreement other than liability to satisfy any obligations to State Street under this Agreement from the assets of the portfolio. State Street acknowledges that it will enter into each Loan on the foregoing basis.

19. Indemnification.

(a) Upon the occurrence of a Default, and subject to the terms of this Agreement, State Street shall indemnify Client as follows. In the case of a Loan Default, State Street shall purchase a number of Replacement Securities equal to the number of such unreturned Loaned Securities to the extent that such Replacement Securities are available (as determined in accordance with Section 19(b) below). Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such Loan to the purchase of such Replacement Securities. If and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at State Street's expense. In the case of a Substitute Payment Default, State Street hereby agrees to pay to the Client a substitute payment in an amount equal to any interest or cash dividend with respect to any Loaned Security.

(b) If and to the extent that State Street is unable to purchase Replacement Securities pursuant to Paragraph (a) hereof within thirty business days of the date of the Loan Default, because the subject Securities are unavailable in the market by reason of a cease trading order, delisting or some other legal bar, impediment or prohibition to trading in such Securities, State Street shall credit to the Client's account an amount equal to the Market Value of the unreturned Loaned Securities for which Replacement Securities are not so purchased, determined as of the close of trading on the business day on which the Client gave notice to State Street of termination of the Loan or this Agreement, as the case may be, which termination gave rise to the Loan Default for which Replacement Securities were not so purchased.

(c) In addition to making the purchases or credits required by Paragraphs (a) and (b) hereof, State Street shall credit to the Portfolio's account the value of all distributions on the Loaned Securities (not otherwise credited to the Portfolio's account with State Street), the record dates for which occur before the date that State Street purchases Replacement Securities pursuant to Paragraph (a) or credits the Portfolio's account pursuant to Paragraph (b).

(d) Any credits required under Paragraphs (b) and (c) hereof shall be made by application of the proceeds of the Collateral (if any) that remains after the purchase of Replacement Securities pursuant to Paragraph (a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (b) and (c), such credits shall be made at State Street's expense.

(e) If after application of Paragraphs (a) through (d) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such Loan are received from the Borrower, State Street shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by State Street pursuant to Paragraphs (a) through (d) above, and then to credit to the Client's account all other amounts owed by the Borrower to State Street, on behalf of the Client, with respect to such Loan under the applicable Securities Lending Agreement.

(f) In the event that State Street is required to make any payment and/or incur any loss or expense under this Section, State Street shall, to the extent of such payment, loss, or expense, be surrogated to, and succeed to, all of the rights of the Client against the Borrower under the applicable Securities Loan Agreement.

(g) The provisions of this Section shall not apply to losses attributable to war, riot, revolution, acts of government or other like causes beyond the reasonable control or apprehension of State Street.

20. Modification. This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought.

SANFORD C. BERNSTEIN FUND, INC., on
behalf of the International Value Portfolio II
By: Jean Margo Reid
Title: Secretary

STATE STREET BANK AND TRUST COMPANY
By: J.L. Carty
Title: Senior Vice President

EXHIBIT 3.1


Ref No
(for insertion by Inland Revenue when photocopy)

APPLICATION FOR RELIEF FROM UK INCOME TAX ON MANUFACTURED OVERSEAS DIVIDENDS (Double Taxation Relief (Taxes on Income) (General) (Manufactured Overseas Dividends) Regulations S I 1993 No 1957)

Part 1  Claimant's Declaration
I declare, to the best of my knowledge and belief, that (insert name of claimant)
Claimant's address

is beneficially entitled to the manufactured overseas dividends receivable from approved UK intermediaries or approved UK collecting agents as defined in SI 1993 Number 2004 and claim exemption under the Other Income article of the
         /UK Tax Convention in respect of the manufactured overseas dividends


(claimant's signature)

Part 2 Certificate of Tax Authority

I certify
(a) that (insert name of claimant) is resident in                     within the
meaning of the               /United Kingdom Tax Convention and (b)* is subject
to tax on the manufactured dividends or interest to which it is entitled.
* delete if not required by Other Income article of convention

(signature)                                          (date)

Stamp of overseas                                    Overseas revenue
revenue authority                                    reference No.

Copy of Inland Revenue original
Issued on

Signature

SCHEDULE 3.1

The attached document is proprietary, and contains information which is confidential and proprietary, to State Street Bank and Trust Company ("State Street"). It is being provided for the exclusive purpose of allowing you to assess your participation in a securities lending program operated by State Street and in which State Street is the Borrower. Its use for any other purpose or its distribution to anyone other than your own personnel engaged in this assessment is prohibited without State Street's prior written permission.

SECURITIES LOAN AGREEMENT
Between
STATE STREET BANK AND TRUST AND COMPANY, as Lender's Agent
And
STATE STREET BANK AND TRUST COMPANY, as Borrower

TABLE OF CONTENTS                                     PAGE
1. TERMS OF LOAN                                       1
2. DELIVERIES AND TREATMENT OF
BORROWED SECURITIES                                    3
3. DELIVERIES AND TREATMENT OF
COLLATERAL                                             4
4. MARKS TO MARKET; MAINTENANCE
OF COLLATERAL                                          5
5. FEES                                                6
6. REPRESENTATIONS OF THE PARTIES                      8
7. COVENANTS                                           8
8. TERMINATION OF LOAN WITHOUT DEFAULT                 9
9. EVENTS OF DEFAULT                                  10
10. LENDER'S REMEDIES ON BORROWER'S
DEFAULT                                               11
11. BORROWER'S REMEDIES ON LENDER'S
DEFAULT                                               12
12. DEFINITIONS                                       12
13. INDEMNIFICATION                                   14
14. WAIVERS, GENERAL                                  14
15. STANDARD OF CARE                                  14
16. CONTINUING AGREEMENT; TERMINATION;
REMEDIES                                              14
17. NOTICES                                           15
18. TIME                                              15
19. SECURITIES CONTRACTS                              15
20. DECLARATION OF TRUST                              16
21. MISCELLANEOUS                                     16
22. MODIFICATION                                      16

SECURITIES LOAN AGREEMENT

Agreement dated the     day of             , 199  between STATE STREET BANK AND
TRUST COMPANY, a Massachusetts trust company, acting through its Global Securities Lending Division, in its capacity as trustee, agent or custodian for certain securities of its clients (in such capacity, "Lender's Agent"), and STATE STREET BANK AND TRUST COMPANY, acting through the Money Market Division of its Financial Markets Group, as Borrower ("Borrower"), setting forth the terms and conditions under which one or more clients of Lender's Agent (hereinafter, each a "Lender") from time to time, may lend to a Borrower Securities (as defined herein), against the receipt of collateral as specified herein.

Capitalized terms not otherwise defined shall have the meanings ascribed to them in Section 12.

WHEREAS, each Lender has appointed Lender's Agent as its agent to act on its behalf with respect to the lending of Securities to Borrower in accordance with the terms of a securities lending authorization agreement (hereinafter the Securities Lending Authorization Agreement) between such Lender and Lender's Agent.

WHEREAS, pursuant to each Securities Lending Authorization Agreement, Lender's Agent has been granted the responsibility and authority to do or cause to be done all acts Lender's Agent shall determine to be desirable, necessary or appropriate to implement or administer a securities lending program on behalf of the Lender party thereto.

WHEREAS, upon request of Borrower, Lender's Agent may, from time to time, in its discretion and on behalf of one or more Lenders, lend Available Securities to Borrower against the receipt of Collateral (as defined herein) delivered by Borrower.

NOW, THEREFORE, Lender's Agent and Borrower agree as follows:

1. Terms of Loan.

1.1 Upon request of Borrower, Lender's Agent may, from time to time, in its discretion and on behalf of the Lenders, lend Securities to Borrower against the receipt of Collateral delivered by Borrower. Lender's Agent and Borrower shall agree on the terms of each Loan, including the identity and amount of the securities to be loaned, the basis of compensation, and the type amount of Collateral to be delivered by Borrower (subject to the terms and conditions of this Agreement), which terms may be amended during the period of the Loan only by mutual agreement of the parties hereto.

1.2 Loans, all applicable terms and conditions thereof, and amendments and activity, if any, with respect thereto, shall be evidenced by Lender's Agent's records pertaining to such Loans maintained by Lender's Agent in the regular course of its business and such records shall represent conclusive evidence thereof except for manifest error or willful misconduct. Lender's Agent will send Borrower monthly statements of outstanding Loans showing Loan activity which Borrower agrees to examine promptly and to advise Lender's Agent of any error or exceptions. Borrower's failure to so advise Lender's Agent within twenty (20) days after delivery of any such statement shall be deemed to be such party's admission of the accuracy and correctness of the contents thereof and such party shall be fully bound thereby.

1.3 Notwithstanding any other provisions in this Agreement with respect to when a Loan occurs, a Loan hereunder shall not occur until the Borrowed Securities and the Collateral therefor are delivered. If, on any Business Day, Borrower delivers Collateral, as provided in Section 3.1 hereunder, and Lender's Agent does not deliver the Borrowed Securities, Borrower shall have the absolute right to the prompt return of the Collateral; and if, on any Business Day, Lender's Agent delivers Borrowed Securities and Borrower does not deliver Collateral as provided in Section 3.1 hereunder, Lender's Agent shall have the absolute right to the prompt return of the Borrowed Securities.

1.4 Lender's Agent shall maintain records in accordance with its usual practice showing the allocation among the participating Lenders of the Loans, the compensation therefor, the collateral with respect thereto and other relevant information. Lender's Agent shall implement appropriate procedures and policies to restrict lending of Securities hereunder on behalf of the respective Lenders beyond the maximum credit risk and financial exposure limits which may be set by such Lenders and Borrower.

2. Deliveries and Treatment of Borrowed Securities.

2.1 With respect to each Loan, Lender's Agent shall deliver the Borrowed Securities to Borrower (a) by delivering to borrower certificates representing the Borrowed Securities together with such transfer documents as are customary for such securities, if any, (b) by causing the Borrowed Securities to be credited to Borrower's Account and debited from the Relevant Lender's Account at a clearing organization agreed to by the Parties, and such crediting and debiting shall result in receipt by Borrower and Lender's Agent of a notice of such crediting and debiting, which notice shall constitute a schedule of the Borrowed Securities, or (c) by another method customary for the delivery of such Securities at the Securities Trading Location and as agreed to by the parties.

2.2 Except as provided in Section 2.3, Borrower shall exercise all of the incidents of ownership with respect to the Borrowed Securities, including the right to transfer the Borrowed Securities to others, until the Borrowed Securities are returned to Lender's Agent in accordance herewith.

2.3 Lender's Agent, on behalf of the Relevant Lender, shall be entitled to receive all distributions (including payments upon maturity and other redemption) made on or in respect of the Borrowed Securities, the payable dates for which are during the term of the Loan and which are not otherwise received by Lender's Agent, to the full extent the Relevant Lender would be so entitled if the Borrowed Securities had not been loaned to

Borrower, including, without limitation, (a) all cash dividends, (b) all other distributions of cash or property, (c) stock dividends and bonus issues, (d) securities received as a result of split-ups of the Borrowed Securities and distributions in respect thereof, (e) interest payments, (f) in the case of a rights issue, the Borrowed Securities together with the securities allotted thereon; (g) in the case of redemptions, a sum of money equivalent to the proceeds of redemption; (h) any rights relating to conversion, sub-division, consolidation, preemption, rights arising under a takeover offer or other rights, including those requiring election by the holder for the time being of such securities which become exercisable prior to the redelivery of Borrowed Securities, in which event the Lender may, within a reasonable time before the latest time for the exercise of the right or option give written notice to the Borrower that on redelivery of securities it wishes to receive redelivered Borrowed Securities in such form as if the right is exercised or, in the case of a right which may be exercised in more than one manner, is specified in such written notice; (i) in the case of a capitalized issue, the Borrowed Securities together with the securities allotted by way of a bonus thereon; (j) in the case of any event similar to any of the foregoing, the Borrowed Securities together with or replaced by a sum of money or securities equivalent to that received in respect of such Borrowed Securities resulting from such event; and (k) all rights to purchase additional securities.

Cash dividends and other distributions shall be paid gross of any foreign withholding taxes. Any cash distribution made on or in respect of the Borrowed Securities which Lender's Agent is entitled to receive pursuant to this Section shall be paid to Lender's Agent for the Account of the Relevant Lender by Borrower on payable, maturity, or redemption date. Non-cash distributions other than those in the nature of stock splits or stock dividends shall be paid to Lender's Agent for the Account of the Relevant Lender as soon as possible under the best efforts of Borrower. Accordingly, Borrower shall either (i) redeliver the Borrowed Securities in time to allow the respective Relevant Lender to participate in rights, fees or other benefits which attach to the Borrowed Securities as described in this Section 2; or (ii) exercise such rights, fees or other benefits as directed by Lender's Agent. Furthermore, in the event a re-registration process is necessary in order to transfer such rights, fees or other benefits, and a Loan is terminated prior to the applicable record/payable date but not sufficiently prior to the record/payable date to enable Lender's Agent to re-register the Borrowed Securities in its own name, Borrower is to forward, and/or act on Lender's Agent's behalf in accordance with Lender Agent's instructions with respect to, all rights, fees and other benefits on the Borrowed Securities.

2.4 With respect to Section 2.3(k) above, Lender's Agent may, at its sole option, (A) direct Borrower to purchase additional securities or (B) to terminate the Loan of specified securities so that Lender's Agent may exercise its purchase rights. In the case of option (A) under the next preceding sentence, Borrower may elect either (i) to retain such additional securities as part of its Loan, in which case Lender's Agent and Borrower shall make such arrangements as are necessary to provide that Borrower has adequate funds to purchase such additional securities and that the Loan of such additional securities is collateralized as required herein; or (ii) to deliver such additional securities to Lender's Agent (on the date specified by Lender's Agent). In the case of option (B) under the second preceding sentence, the applicable provisions of this Agreement regarding termination of Loans shall apply.

Non-cash distributions which are in the nature of stock splits or stock dividends and which are received by Borrower shall be added to the Borrowed Securities and shall be considered such for all purposes, except that (i) if the Borrowed Securities have been returned to Lender's Agent or if Borrower is in Default hereunder, Borrower shall forthwith deliver any such non-cash distributions to Lender's Agent; and (ii) Lender's Agent may direct Borrower, upon no less than six Business Days' notice prior to the date of such a non-cash distribution, to deliver the same to Lender's Agent on the Business Day next following the date of such non-cash distribution.

3. Deliveries and Treatment of Collateral.

3.1 Simultaneous to or prior to the transfer of Borrowed Securities hereunder, Borrower shall deliver to Lender's Agent Collateral in an amount not less than the Margin Percentage of the current Market Value of the Borrowed Securities. The Collateral shall be delivered by one or more of the following methods, as agreed to by the parties pursuant to Section 1.1: (a) Borrower delivering Securities to Lender's Agent, (b) Borrower delivering funds to the Lender's Agent for the Account of the Relevant Lender, (c) Borrower transferring funds by wire, (d) Borrower delivering to Lender Agent, or causing to be credited to Lender Agent's account at a Clearing Organization, a certified or official bank check representing New York Clearing House funds, (e) Borrower delivering to Lender's Agent an irrevocable letter of credit issued by mutually acceptable "bank" (as defined in Section 3(a)(6)(A)-(C) of Securities Exchange Act of 1934 ) that is not Affiliate of Borrower, (f) Borrower delivering U.S. Securities through the Federal Reserve book-entry system to the account of Lender's Act at the Federal Reserve Bank of Boston, (g) Borrower delivering federal funds to the Lender Agent's account at the Federal Reserve Bank of Boston or at a Clearing Organization, (h) Borrower delivering non-cash Collateral through any Clearing Organization agreed to by the parties, and/or (i) Borrower delivering to Lender's Agent, one or more other types of Collateral as the Parties may agree.

As further security for the due and punctual performance by Borrower of any and all of its obligations to Lender's Agent hereunder, Borrower hereby grants and transfers to Lender's Agent a lien upon and a security interest in any and all property (together with the proceeds thereof) in which the Borrower at any time has rights and which at any time has been delivered, transferred, or deposited in or credited to an account with, the Lender's Agent or otherwise at any time is in the possession or under the control or recorded on the books of the Lender's Agent, provided such property is delivered as collateral for a Loan hereunder or under any other loan agreement with the Relevant Lender, including (without limitation) any property which may be in transit by mail or carrier for such purpose, or converted or affected by any documents in the Lender Agent's possession for such purpose.

3.2 With respect to each Loan, the Collateral delivered by Borrower to Lender's Agent, as adjusted pursuant to Section 4 below, shall be security for the due and punctual performance by Borrower of any and all of its obligations to Lender's Agent on behalf of the Relevant Lender hereunder now or hereafter arising, and Borrower hereby pledges with, assigns to, and grants to Lender's Agent on behalf of the Relevant Lender a continuing first security interest in, and a lien upon, the Collateral and its proceeds. Borrower shall make appropriate notations on its books and records so as to ensure the validity of such security interest. Such first security interest shall attach upon the delivery of the Collateral to Lender's Agent, shall survive the termination of this Agreement, and shall cease only upon the return of the Collateral to Borrower subsequent to the return of the Borrowed Securities to Lender's Agent. In addition to the rights and remedies given to Lender's Agent hereunder, Lender's Agent, on behalf of the Relevant Lender, shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts.

3.3 Borrower understands that Lender's Agent may use or invest the Collateral, to the extent that such Collateral consists of cash. Such use or investment shall be at the risk of the Relevant Lender and, subject to the payment of an agreed rebate fee pursuant to Section 5.2, and any other fees payable hereunder, the Relevant Lender shall be entitled to retain all income and profits therefrom and shall bear all losses therefrom. Except as provided in Section 10, neither Lender's Agent nor any Lender may pledge, repledge, hypothecate, rehypothecate, lend, or relend the Collateral, to the extent such Collateral consists of other than cash. However, Lender's Agent may commingle and hold non-cash Collateral in bulk.

3.4 With the approval of Lender's Agent, Borrower may at any time substitute for any securities held by Lender's Agent as Collateral for the Borrowed Securities other Collateral with respect to the Borrowed Securities of equal current Market Value to the Securities for which it is to be substituted. Prior to the maturity of any U.S. Security (as defined in Section 12) that is delivered to Lender's Agent as Collateral, Borrower shall replace such U.S. Security with other Collateral acceptable to Lender's Agent and of equal current Market Value to the U.S. Security for which it is to be substituted. Substituted collateral shall be considered Collateral for all purposes hereof.

3.5 Borrower shall be entitled to receive all distributions made on or in respect of non-cash Collateral the payable dates for which are during the term of a Loan and which are not otherwise received by Borrower, to the full extent it would be so entitled if the Collateral had not been delivered to Lender's Agent; provided however that the amount, type or value of such distribution which Borrower is entitled to receive hereunder shall not exceed the amount, type and value received by State Street or its agents. Any distributions made on or in respect of such Collateral which Borrower is entitled to receive under this section shall be paid in the same currency as such distribution is paid by the issuer by Lender's Agent, acting on behalf of the Relevant Lender, to Borrower forthwith upon receipt thereof by Lender's Agent, so long as Borrower has not committed a Default at the time of such receipt. Cash dividends and other distributions shall be paid gross of any withholding taxes. Borrower acknowledges that distributions on non-cash Collateral may be afforded different treatment than Borrower would have been so entitled had it not delivered the Collateral to Lender's Agent, and agrees not to claim Lender's Agent or any Relevant Lender for any disparate treatment as a result of its receiving the distribution from Lender's Agent (as opposed to a distribution from issuer directly).

3.6 Except as provided in Sections 10 and 11 hereunder, Lender's Agent shall be obligated to return the Collateral to Borrower upon the return to Lender's Agent of the Borrowed Securities.

4. Marks to Market: Maintenance of Collateral.

4.1 Borrower shall daily mark to market any Loans hereunder and in the event that at the close of trading on any day the Market Value of all the Collateral delivered by Borrower to Lender's Agent with respect to any Loan hereunder shall be less than the Margin Percentage of the Market Value of all Borrowed Securities outstanding with respect to such Loan, Borrower shall deliver to Lender's Agent for the benefit of the Relevant Lender additional Collateral by the close of the next Business Day so that the Market Value of the additional Collateral when added to the Market Value of the Collateral with respect to such Loan shall equal at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Loan. Such additional Collateral shall be delivered as provided in Section 3.1 above.

4.2 In the event that at the close of trading on any day the Market Value of all the Collateral delivered by Borrower to Lender's Agent with respect to any Loan hereunder shall be less than the Margin Percentage of the Market Value of all the Borrowed Securities outstanding with respect to such Loan, Lender's Agent may, by oral notice to Borrower, demand that Borrower deliver to Lender's Agent for the benefit of the Relevant Lender additional Collateral such that the Market Value of such additional Collateral when added to the Market Value of the Collateral with respect to such Loan shall equal at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Loan. Except as provided below, such delivery is to be made by the close of business on the day of Lender's Agent's notice to Borrower if such notice is given before 11:30 a.m. on a Business Day, or on the next Business Day if agreed to between the parties. If Lender's Agent's notice is given after 11:30 a.m. on a Business Day or is given on a day other than a Business Day, such delivery is to be made by the close of business of the next Business Day, unless such notice has been superseded by a proper demand made pursuant to Section 4.3 before 11:30 a.m. of that next Business Day. Such Collateral shall be delivered as provided in Section 3.1 above. If the transfer of Collateral is to occur outside the United States, such delivery is to be made not later than the time on such day that is customary in such location.

4.3 In the event that at the close of trading on any day the Market Value of all the Collateral delivered by Borrower to Lender's Agent with respect to any Loan hereunder shall be greater than the Margin Percentage of the Market Value of all the Borrowed Securities outstanding with respect to such Loan, Borrower may, by oral notice to Lender's Agent, demand that Lender's Agent deliver to Borrower such amount of Collateral as may be selected by Borrower, so long as the Market Value of the remaining Collateral equals at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Loan. Except as provided below, such delivery is to be made by the close of business on the day of Borrower's notice to Lender's Agent if such notice is given before 11:30 a.m. on a Business Day or on the next Business Day if agreed to between the parties. If Borrower's notice is given after 11:30 a.m. on a Business Day or is given on a day other than a Business Day, such delivery is to be made by the close of business of the next Business Day, unless (a) such notice has been superseded by a proper demand made pursuant to Section 4.2 or this Section 4.3 given before 11:30 a.m. of that next Business Day, or (b) additional Collateral is required to be delivered on that next Business Day pursuant to Section 4.1. Such Collateral shall be delivered as provided in Section 3.1 above. If the transfer of Collateral is to occur outside the United States, such delivery is to be made not later than the time on such day that is customary in such location.

5. Fees and Investment of Cash Collateral.

5.1 When an agreement to lend securities is made, Lender's Agent and Borrower shall agree on the basis of compensation to be paid in respect of the Loan.

5.2 To the extent that a Loan of Borrowed Securities is collateralized by cash, the parties hereby agree that Lender's Agent for the benefit of the Relevant Lender shall use and invest such cash Collateral, and that, in consideration for such right to use and invest cash Collateral, Lender's Agent, on behalf of the Relevant Lender, will pay Borrower a loan rebate fee computed daily for each such Loan and based on the amount of cash Collateral delivered with respect to such Loan. In the event Securities other than U.S. Securities are borrowed hereunder, the amount of such loan rebate fee shall be computed (a) from the first Business Day next following the day that cash Collateral is delivered to Lender's Agent to the extent that such Loan is collateralized by cash through a means other than Borrower's delivery of federal funds, and (b) from the first Business Day that cash Collateral is delivered to Lender's Agent, to the extent that the Loan is collateralized by Borrower's delivery of federal funds. Computation of such loan rebate fee shall be made daily, through and including the earliest of: (i) the date that such cash Collateral is returned to Borrower, to the extent that such Loan is collateralized by cash through a means other than Borrower's delivery of federal funds; (ii) the date next preceding the date such cash Collateral is returned to Borrower, to the extent that such Loan is collateralized by Borrower's delivery of federal funds; (iii) the date of a Default by Borrower; and (iv) the date Lender's Agent gives notice of termination pursuant to Section 8.2, provided that the parties may mutually agree that a loan rebate fee will be paid for all or an agreed upon number of days after such notice is given (but in no event for a period beyond the earliest of the dates described in clauses (i), (ii), and (iii) of this sentence). Such loan rebate fee shall be payable before the tenth Business Day following the rendering of a correct invoice by Borrower. In the event U.S. Government Securities are borrowed hereunder, the amount of such loan rebate fee shall be computed daily from the first Business Day that cash Collateral is delivered to Lender's Agent, through and including the earliest of
(I) the date next preceding the date that such cash Collateral is returned to Borrower; (II) the date of a Default by Borrower; and (III) the date Lender's Agent gives notice of termination pursuant to Section 8.2, provided that the parties may mutually agree that a loan rebate fee will be paid for all or an agreed upon number of days, and provided the Borrower is not in Default, such loan rebate fee shall be payable upon the date the Borrowed Securities are returned to the Lender's Agent upon termination of the Loan. If requested by any party to this agreement, Lender's Agent and Borrower shall renegotiate the loan rebate fee from time to time.

5.3 To the extent that a Loan of Borrowed Securities is collateralized by other than cash, Lender's Agent and Borrower may agree that Borrower shall pay to Lender's Agent, for the account of the Relevant Lender, a loan premium based on the par value of the borrowed securities. The amount of such loan premium shall be computed from the first Business Day that the borrowed securities are delivered to Borrower, through and including the date next preceding the date that securities identical to the Borrowed Securities are returned to Lender's Agent pursuant to Section 8 or the date that Lender's Agent makes a purchase of securities or an election to treat the Borrowed Securities as sold pursuant to
Section 10.1. Any fee payable by Borrower hereunder shall be payable upon the earliest of the following: (a) the seventh Business Day of the month following the month in which the fee was incurred; or (b) immediately, in the event of a Default hereunder by Borrower; or (c) the date this Agreement is terminated.

5.4 All necessary costs, including any and all taxes (such as, but not limited to, transfer taxes), duties (including, without limitation, stamp duties) and fees (if any), with respect to any transfers hereunder of the Borrowed Securities or Collateral shall be paid by Borrower when the same becomes due.

6. Representations of the Parties.

The parties hereby make the following representations and warranties, which shall continue during the term of any Loan hereunder;

6.1 Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; and (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it.

6.2 Each party hereto represents and warrants that the execution, delivery and performance by it of this Agreement and each Loan hereunder will at all times comply with all applicable laws and regulations, including those of applicable securities regulatory and self-regulatory agencies and organizations.

6.3 Borrower represents and warrants for the benefit of Lender's Agent and each Lender that (a) it is a trust company duly organized and validly existing under the laws of the Commonwealth of Massachusetts, (b) it is a bank within the meaning of Section 3(a)(6)(A)-(C) of the Exchange Act, (c) it has, or will have at the time of delivery of any Collateral, the right to grant a first security interest therein subject to the terms and conditions hereof, and (d) the purposes for which it borrows securities hereunder shall not violate the laws of the Commonwealth of Massachusetts or the federal laws applicable therein.

6.4 Borrower represents that the statements provided pursuant to Section 7.1 fairly represent its financial condition, and that there has been no material adverse change in its financial condition or the financial condition of any parent company since that date that has not been disclosed in writing to Lender's Agent. Lender's Agent represents that it has not been informed of any material adverse change in Lender's financial condition. Each Loan effected hereunder shall constitute a present representation by: (i) Borrower that there has been no material adverse change in its financial condition or the financial condition of any parent company that has not been disclosed in writing to Lender's Agent since the date of the most recent statement furnished to Lender's Agent pursuant to Section 7.1; and (ii) Lender's Agent that it knows of no material adverse change in the financial condition of any Lender that has the Borrower is not aware of.

7. Covenants.

7.1 To the extent that Lender's Agent has provided Borrower with written statements identifying any of the Lenders as employee benefit plans subject to Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"), each request by Borrower for a Loan shall constitute a present representation that, except as disclosed in writing by Borrower to Lender's Agent, neither borrower nor any Affiliate of Borrower is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the assets of the Lender so identified that may be Borrowed Securities hereunder. Borrower hereby makes the following covenants:
Upon execution of this Agreement, Borrower shall furnish to Lender's Agent (i) the most recent available audited statement of Borrower's financial condition, and (ii) the most recent available unaudited statement of Borrower's financial condition. As long as any Loan is outstanding under this Agreement, Borrower will promptly deliver to Lender's Agent all such financial information that is subsequently available, and any other financial information or statements that Lender's Agent may reasonably request.

7.2 Lender's Agent hereby makes the following covenants. Subject to confidentiality restrictions, if any, Lender's Agent shall furnish to Borrower, upon request, any of the following statements received from each Lender, promptly upon such receipt (i) the most recent available audited statement of such Lender's financial condition, and (ii) the most recent available unaudited statement of such Lender's financial condition. As long as any Loan is outstanding under this Agreement, Lender's Agent will promptly deliver to Borrower, upon request all such financial information that is subsequently delivered to Lender's Agent and any other financial information or statements pertaining to a Lender and received by Lender's Agent that Borrower may reasonably request.

7.3 Lender's Agent and Borrower hereby covenant and agree for the benefit of the Lenders that they each have adopted and implemented procedural safeguards to help ensure that all actions taken by Lender's Agent hereunder will be effected by individuals other than, and not under the supervision of, individuals who are acting in a capacity as Borrower hereunder, and that all trades effected hereunder will take place at the same fully negotiated "arms length" prices offered to similarly situated third parties by Lender's Agent when it acts as lending agent for the various participants in its securities lending program, notwithstanding the inherent conflict of interest with respect to Loans to be effected by Lender's Agent to Borrower.

7.4 The Borrower covenants that it shall ensure that this Agreement and all instruments of transfer of any Securities provided or returned pursuant to the terms of this Agreement have been duly stamped in accordance with all applicable legislation.

7.5 the Borrower covenants that at all times it shall ensure compliance with those provisions of applicable law concerning the taxation of securities lending arrangements so that Lender does not incur any unnecessary tax or capital gains tax (other than in respect of fees payable under this Agreement) arising out of the provision of Borrowed Securities to the Borrower and the return to Lender's Agent of Borrowed Securities.

8. Termination of Loan without Default.

8.1 Borrower may cause the termination of a Loan at any time by returning the Borrowed Securities to Lender's Agent.

8.2 Lender's Agent may cause the termination of a Loan by giving notice of termination of such Loan to Borrower, prior to the close of business on any Business Day. Upon such notice, Borrower shall deliver the applicable Borrowed Securities to Lender's Agent (i) in the event U.S. Securities are loaned, no later than the close of business on the next Business Day; or (ii) in the event Securities other than U.S. Securities are loaned, no later than the earlier of
(a) the end of the customary delivery period for such Securities, or (b) the third Business Day following the day on which Lender gives notice of termination of such Loan Borrower.

8.3 Borrower's delivery of the Borrowed Securities to Lender's Agent pursuant to
Section 8.1 or 8.2 shall be made by causing Lender's Agent to credit the Account of the Relevant Lender with the Borrowed Securities to be credited to the Account of the Relevant Lender at the applicable Clearing Organization, or, if Lender's Agent consents, by physical delivery to Lender of certificates representing the Borrowed Securities. Upon such delivery by or on behalf of Borrower, Lender's Agent shall concurrently therewith deliver the Collateral (as adjusted pursuant to Section 4) to Borrower; provided, however, that if upon the return of the Borrowed Securities there is not sufficient time for Lender's Agent to effect a return of the Collateral to Borrower's Account, Lender's Agent may return such Collateral on the next Business Day such return can be so effected.

9. Events of Default.

With respect to each Loan, the following shall constitute defaults hereunder (individually, a "Default")

(a) if Lender's Agent or Borrower fails to return the relevant Borrowed Securities or Collateral as required by Section 8 hereof;

(b) if Lender's Agent or Borrower fails to deliver or return the relevant Collateral, as required by Section 4 hereof;

(c) if Lender's Agent or Borrower fails to make the payment of distributions with respect to such Loan as required by Section 2.3 and 3.5 hereof and such default is not cured within one Business Day of notice of such failure to Borrower or Lender's Agent, as the case may be;

(d) if any party fails to make any payment with respect to such Loan due hereunder;

(e) if any party, or any parent company of Borrower, or the Relevant Lender makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files or becomes subject to a petition in bankruptcy or is adjudicated as bankrupt or insolvent, or files or becomes subject to a petition seeking reorganization, liquidation, dissolution, or similar relief under any present or future law or regulation, or seeks, consents to or acquiesces in the appointment of any trustee, receiver, or liquidator of it or any material part of its properties;

(f) if Borrower or the Relevant Lender has its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof;

(g) if it is found that Borrower or the Relevant Lender has made a material misrepresentation of its financial condition;

(h) if Borrower breaches any covenants, representations, or agreements herein;

(i) if a final judgment for the payment of money shall be rendered against Borrower and such judgment shall not have been discharged or its execution stayed pending appeal within sixty (60) days of entry or such judgment shall not have been discharged within sixty (60) days of expiration of any such stay.

10. Lender's Remedies on Borrower's Default.

10.1 In the event of any Default by Borrower under Section 9 hereof with respect to a Loan, Lender's Agent, on behalf of the Relevant Lender, shall have the right, in addition to any other remedies provided herein or under applicable law, to terminate all Loans of such Relevant Lender, effective immediately upon receipt of notice to that effect by Borrower, and at the option of Lender's Agent (without further notice to Borrower) with respect to any or each such Loan, either (a) to purchase a like amount of the Borrowed Securities in any market for such securities or (b) to elect to treat the Borrowed Securities as having been purchased by Borrower at a purchase price equal to the Replacement Value. Lender's Agent may apply the relevant Collateral to the payment of such purchase, after deducting therefrom all amounts, if any, due the Relevant Lender, or Lender's Agent on its behalf, from Borrower under this Agreement. In such event, Borrower's obligation to return the applicable Borrowed Securities shall terminate. Borrower shall be liable to Lender's Agent, on behalf of the Relevant Lender, for the cost of funds which Lender's Agent, on behalf of the Relevant Lender, must advance to purchase such securities during any stay on the application of the Collateral (whether such stay is automatic or imposed by a court or any other governmental agency). In the event such purchase price or Replacement Value exceeds the amount of the Collateral, Borrower shall be liable to Lender's Agent, on behalf of the Relevant Lender for the amount of such excess (plus all amounts, if any, due by Borrower to the Lender's Agent, on behalf of the Relevant Lender hereunder) together with interest on all such amounts at the Prime Rate, as it fluctuates from day to day, on demand from the date of such purchase or election until the date of payment of such excess. Each Lender shall have, as security for Borrower's obligation to such Lender to pay such excess, a first security interest in or right of setoff against any property of Borrower then held by such Lender and any other amount payable by such Lender to Borrower. The purchase price of securities purchased under this
Section 10 shall include broker's fees and commissions and all other reasonable costs, fees, and expenses related to such purchase. Lender's Agent shall allocate among the Lenders and their respective Loans, in accordance with any reasonable allocation method selected by Lender's Agent, the funds received, Collateral realized upon and the costs of collection, including without limitation, the cost of purchase of replacement securities. Upon the satisfaction of all of Borrower's obligations to Lender's Agent, on behalf of the Relevant Lender hereunder, any remaining Collateral held by Lender's Agent on behalf of the Relevant Lender shall be returned to Borrower.

11. Borrower's Remedies on by Lender or Lender's Agent Default.

11.1 With respect to each Loan, in the event of any Default by the Relevant Lender, or by Lender's Agent by reason of the Relevant Lender's failure to perform its obligations under the terms of its Securities Lending Authorization Agreement, Borrower shall have the right to sell an amount of the Borrowed Securities applicable to the Loans from the Relevant Lender, in the principal market for such securities, that will provide proceeds equal in value to the Market Value of the Collateral on the date of Default. In such event, Borrower may retain the proceeds of such sale and the obligation of Lender's Agent to return the Collateral applicable to the Loans from the Relevant Lender shall terminate. In the event the sale price received from such securities is less than the value of the Collateral, Lender's Agent shall be liable to Borrower (but only if and to the extent of the funds received from the Relevant Lender under its Securities Lending Authorization Agreement) for the amount of any deficiency (plus all amounts, if any, due to Borrower hereunder). Upon the satisfaction of all of the obligations of Lender's Agent thereunder, any remaining Borrowed Securities applicable to the Loans from the Relevant Lender shall be returned to Lender's Agent.

12. Definitions.

For the purposes hereof:

12.1 "Account of the Relevant Lender" shall mean, with respect to each Relevant Lender, either: (i) such Relevant Lender's sub-account reflected on the books and records of Lender's Agent within the 3E Special Account of Lender's Agent held in the Federal Reserve Book-Entry System; or (ii) an account designated on the books and records of State Street Bank and Trust Company as representing cash Collateral held by Lender's Agent as custodian on the Relevant Lender's behalf.

12.2 "Affiliate" means (i) any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with another person; (ii) any officer, director, or partner, or employee of such other person; and (iii) any corporation or partnership of which such other person is an officer, director or partner. For purposes of this definition the term "control" means the power to exercise a controlling influence over the management or policies of a person other than an individual.

12.3 "Available Securities" shall mean the securities available to be loaned hereunder, as described in Section 1 hereof.

12.4 "Borrowed Security" shall mean any "security" (as defined in the Exchange
Act) which is either (i) a U.S. Security, and is delivered as a Loan hereunder, until such security is credited through the Federal Reserve book-entry system, to the Lender's account at the Federal Reserve Bank of Boston or until the security is replaced by purchase. For purposes of the return of Borrowed Securities by Borrower pursuant to Section 8 or the purchase of securities pursuant to Section 10, such term shall include securities of the same issuer, class, and quantity as the Borrowed Securities; or (ii) not a U.S. Security and which is delivered as a Loan hereunder, until the Clearing Organization credits the Lender's accounts or the certificate for such security is delivered or otherwise accepted back hereunder or until the security is replaced by purchase, except that, if any new or different security shall be exchanged for any Borrowed Security by recapitalization, merger, consolidation or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Borrowed Security in substitution for the former Borrowed Security for which such exchange was made. For purposes of the return of Borrowed Securities by Borrower pursuant to Section 8 or the purchase of securities pursuant to Sections 10 or 11 hereunder, such term shall include securities of the same issuer, class and quantity as the Borrowed Securities, as adjusted pursuant to the preceding sentence.

12.5 "Borrower's Account" shall mean the 3A Investment Account of State Street Bank and Trust Company held through the Federal Reserve Book-Entry System.

12.6 "Business Day" shall mean any day recognized as a settlement day by the Federal Reserve Bank of Boston and on which Lender's Agent is open for business to the public.

12.7 "Clearing Organization" means any clearing agent for the transfer of securities, the use of which is agreed to by the parties.

12.8 "Collateral" shall mean, with respect to each Loan whether now owned or hereafter acquired, (a) that collateral delivered to Lender's Agent pursuant to
Section 3 or 4, and (b) all accounts in which such collateral is deposited and all securities and the like in which all cash collateral is invested or reinvested.

12.9 "Default" shall have the meaning set forth in Section 9 hereof.

12.10 "Loan" shall mean a single transaction for the loan of securities hereunder by Lender's Agent to Borrower on behalf of a designated Relevant Lender.

12.11 "Loaned Securities" shall mean securities subject to a Loan.

12.12 "Margin Percentage" shall mean one hundred and two percent (102%) in respect of U.S. Securities or Sovereign Debt, one hundred and five (105%) in respects of all other Securities or such other percentage as is agreed to by the Lender's Agent and Borrower pursuant to Section 1.1.

12.13 "Market Value" of a security shall mean the fair market value of such security (including, in the case of any Borrowed Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by Lender's Agent, or by such other independent sources as may be selected on a reasonable basis by Lender's Agent. "Market Value" of cash shall mean the notional amount thereof.

12.14 "Prime Rate" shall mean the prime rate as quoted in The Wall Street Journal, New York Edition, for the business day preceding the date on which such determination is made. If more than one rate is so quoted, the Prime Rate shall be the average of the rates so quoted.

12.15 "Relevant Lender" shall mean, with respect to each Loan, the Lender to whom such Loan is allocated as shown on the books of Lender's Agent maintained pursuant to Section 1.4 hereof.

12.16 "Replacement Value" shall mean the price, including any brokerage or other expenses and accrued interest, at which a like amount of securities identical to the Borrowed Securities could be purchased in the principal market for such securities at the time of the election of Lender's Agent under Section 10.1 hereof.

12.17 "Security" means any security (as defined in the Exchange Act) which is delivered for Loan hereunder.

12.18 "State Street" shall mean State Street Bank and Trust Company.

12.19 "U.S. Security" means a security issued or guaranteed by the United States government or any of its agencies.

13. Indemnification.

Borrower hereby agrees to indemnify and hold harmless each Lender and Lender's Agent from any and all damages, losses, costs, and expenses (including attorney's fees) that such Lender or Lender's Agent may incur or suffer due to the failure of the Borrower to perform its obligations under this Agreement. This right to indemnification shall survive the termination of any Loan or of this Agreement.

14. Waivers, General.

The failure of either party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers in respect of a Default must be in writing.

15. Standard of Care.

Subject to the requirements of applicable law, Lender's Agent shall not be liable with respect to any losses incurred by Borrower in connection with this Agreement except to the extent that such losses result from the negligence of Lender's Agent in the performance of its duties hereunder.

16. Continuing Agreement; Termination; Remedies.

It is the intention of the parties hereto that, subject to the termination provisions set forth herein, this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made by

Lender's Agent to Borrower. Lender's Agent and Borrower may each at any time terminate this Agreement upon five (5) days' written notice to the other parties to that effect. The sole effect of any such termination of this Agreement will be that, following such termination, no further Loans by Lender's Agent shall be made or considered made hereunder, but the provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided.

17. Notices.

Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:


If to Lender's Agent:

State Street Bank and Trust Company
Two International Place
Boston, Massachusetts 02110
Attn: Securities Lending Department
If to Borrower:


State Street Bank and Trust Company
Financial Markets Group
225 Franklin Street
Boston, Massachusetts 02110
Attn: Money Markets Area


or to such other addresses as either party may furnish the other party by written notice under this section.


Telephone and facsimile notices shall be sufficient if communicated to the party entitled to receive such notice at the following numbers:

If to Lender's Agent:
Telephone: (617) 664-2500           Facsimile: (617) 664-2660

If to Borrower:
Telephone: 654-6360                 Facsimile: 654-4270

18. Time.

All times specified herein shall be based on Boston time.

19. Securities Contracts.

Each party hereto agrees that this Agreement and the Loans made hereunder shall be a "qualified financial contracts" for purposes of Section 11 (e)(8) of the Federal Deposit Insurance Act, as amended, and any receivership or conservationship proceeding thereunder.

20. Declaration of Trust.

Lender's Agent hereby covenants and agrees that with respect to any Collateral delivered to Lender's Agent by Borrower hereunder, Lender's Agent shall hold such Collateral, or, in the case of cash Collateral, shall hold any securities or units representing the investment of such cash Collateral, separate and apart from Lender's Agent's assets and Lender's Agent hereby further declares that it holds such Collateral or such securities or units, as the case may be, in trust for the benefit of the Relevant Lender.

21. Miscellaneous.

With respect to loans of U.S. Securities to Borrower by Lender's Agent on behalf of Lenders, this Agreement supersedes any other agreement between the parties. This Agreement shall not be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

22. Modification.

This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought.

BORROWER: STATE STREET BANK AND TRUST COMPANY
Officer
Title
Signature

LENDER'S AGENT: STATE STREET BANK AND TRUST COMPANY
Officer:
Title:
Signature:

Schedule 7.1

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 30th day of April, 1999 between SANFORD C. BERNSTEIN FUND, INC. on behalf of the International Value Portfolio II ("Client") and STATE STREET BANK AND TRUST COMPANY ("State Street").

Acceptable Forms of Collateral

- Cash (U.S. Currency);

- Securities issued or guaranteed by the United States government or its agencies;

- Such other Collateral as the parties may agree to in writing from time to time.

SCHEDULE 7.2

STATE STREET BANK & TRUST CO.
P.O. BOX 1992
BOSTON, MA  02105
SECURITIES LENDING DEPARTMENT
CORP CASH


TO:      SUMMARY EARNINGS STATEMENT
                                                                         PAGE  1


BILLING DATE:
BILLING PERIOD:


------------------------------------------------------------------------------------------------------------------------------------
SETTLEMENT:     AUSTRALIAN DOLLAR                         COLLATERAL: US DOLLARS
ACCOUNT           NAME                  GROSS EARNINGS    REBATE PAID                 COMMISSION   NET EARNINGS   BANK FEE   INCOME
------------------------------------------------------------------------------------------------------------------------------------
                  EQUITIES


                  EQUITY TOTALS

                  TOTALS



SCHEDULE 7.2

STATE STREET BANK & TRUST CO.
P.O. BOX 1992
BOSTON, MA  02105
SECURITIES LENDING DEPARTMENT
CORP CASH

TO:                        EARNINGS STATEMENT
                                                                      PAGE     1

BILLING DATE:
BILLING PERIOD:
----------------------------------------------------------------------------------------------------------------------------------
SETTLEMENT:   AUSTRALIAN DOLLAR                    COLLATERAL: US DOLLARS
OPENDATE          OPER-ID        QUANTITY  TDE     PRICE       FROM - THRU CLOSED   BALANCE    NUM     RESPRN   BANK       AVG. MNY
                                 BALANCE                                  (# #)     ON LOAN    DAYS    RATE     FEE        MKT RATE
----------------------------------------------------------------------------------------------------------------------------------
303 080 003    AMPULEX LTD                         AUSO.50
AUD USD
6/12/95        F07               383,000   CAR     2.500000    07/01  07/02        957,500.00    2      5.500    30.00     5.90000

TOTAL EARNINGS
LESS REBATE
LESS BANK FEE

TRANSACTION # 00000000 BROKER XXXXX     NET EARNINGS

TOTAL CASH A/C GROSS EARNINGS
TOTAL NON-CASH A/C GROSS EARNINGS
TOTAL A/C REBATES
TOTAL CASH A/C NET EARNINGS
TOTAL NON-CASH A/C NET EARNINGS
TOTAL CASH A/C BANKFEES
TOTAL NON-CASH A/C BANKFEES
TOTAL CASH A/C INCOME
TOTAL NON-CASH A/C INCOME

SCHEDULE 7.2

STATE STREET BANK & TRUST CO.
P.O. BOX 1992
BOSTON, MA  02105
SECURITIES LENDING DEPARTMENT
CORP EQUITY CASH


TO:               SUMMARY OF TRANSACTIONS
                                                                          PAGE 1

BILLING DATE:
BILLING PERIOD:

------------------------------------------------------------------------------------------------------------------------------------

SETTLEMENT:                                      COLLATERAL:                                 CURRENCY:
ACCOUNT    SHORT NAME        NEW LOANS   NEW BORROWER   FULL RETURNS  PARTIAL RETURNS   ACCOUNT MARKS     BROKER MARKS   ADJUSTMENTS

------------------------------------------------------------------------------------------------------------------------------------

           EQUITIES

           EQUITY TOTALS

           TOTALS

Schedule 7.3

DIRECTIONS TO STATE STREET REGARDING
THE INVESTMENT OF CASH COLLATERAL

Except as provided below, State Street shall invest cash Collateral in repurchase agreement transactions ("Repo Transactions") so long as each of the following conditions have been met.

(i) The counterparty of each such Repo Transaction is listed on Schedule 7.3-A hereto or has been approved in writing by the Client or the Investment Advisor (each an "Approved Repo Counterparty").

(ii) Each Repo Transaction shall (A) mature in one Business Day; (B) be collateralized 102% by securities issued by the U.S. Treasury; and (C) be entered into only in accordance with the terms of a master repurchase agreement substantially in the form attached as Schedule 7.3-B hereto, with such changes as State Street shall deem necessary for administrative purposes.

(iii) State Street shall not enter into a Repo Transaction with any Approved Repo Counterparty if, as a result of entering into such Repo Transaction, there shall be outstanding with such Approved Repo Counterparty an aggregate amount of Repo Transactions that exceed 20% of the Market Value of the Collateral with respect to the Loaned Securities.

(iv) State Street shall not enter into any Repo Transaction with an Approved Repo Counterparty listed on Schedule 7.3-A hereto under the heading "Restricted Repo Counterparties" or identified in writing to State Street by the Client or the Investment Advisor as such (collectively, the "Restricted Repo Counterparties") if, as a result of entering into such Repo Transaction, there shall be outstanding with the Restricted Repo Counterparties and the Restricted Time Deposit Counterparties (as defined below) an aggregate amount of Repo Transactions and Time Deposits (as defined below) that exceed 20% of the Market Value of the Collateral with respect to the Loaned Securities.

In the event that (1) after reasonable efforts, State Street is unable to enter into Repo Transactions on the terms set forth above or (2) at the time of investment of investment of cash Collateral, Repo Transactions are not available in the marketplace, State Street shall invest cash Collateral in U.S. dollar time deposits ("Time Deposits") so long as each of the following conditions are met.

(i) The counterparty of each such Time Deposit is listed on Schedule 7.3-C hereto or has been approved in writing by the Client or the Investment Advisor (each an "Approved Time Deposit Counterparty").

(ii) Each Time Deposit shall mature in one Business Day.

(iii) State Street shall not invest in a Time Deposit with any Approved Time Deposit Counterparty if, as a result of investing in such Time Deposit, there shall be outstanding with such Approved Time Deposit Counterparty an aggregate amount of Time Deposits that exceed 20% of the Market Value of the Collateral with respect to the Loaned Securities.

(iv) State Street shall not invest in any Time Deposit with any Approved Time Deposit Counterparty listed on Schedule 7.3-C hereto under the heading "Restricted Time Deposit Counterparties" or identified in writing to State Street by the Client or the Investment Adviser as such (collectively, the "Restricted Time Deposit Counterparties") if, as a result of investing in such Time Deposit, there shall be outstanding with the Restricted Repo Counterparties (as defined above) and the Restricted Time Deposit Counterparties an aggregate amount of Repo Transactions (as defined above) and Time Deposits that exceed 20% of the Market Value of the Collateral with respect to the Loaned Securities.

Schedule 7.3-A

APPROVED REPO COUNTERPARTIES

ABN-AMRO Inc.
Bear Stearns Securities Corp.
Chase Securities Corp.
CIBC Oppenheimer Corporation
Citibank, N.A.
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
First Chicago Capital Markets Inc.
Goldman, Sachs & Co.
Greenwich Capital Markets Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Lehman Commercial Paper Inc.
Merrill Lynch Government Securities Inc.
Merrill Lynch Pierce Fenner & Smith Inc.
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
Paine Webber Inc.
Prudential Securities Inc.
Salomon Brothers Inc.


Restricted Repo Counterparties:

Credit Suisse First Boston Corporation
Dresdner Kleinwort Benson
SG Cowen Securities Corporation
Societe Generale (NY Branch)
Warburg Dillon Reed LLC

Schedule 7.3-B

Form of Master Repurchase Agreement
Account Name(s)   Account Number(s)

Master Repurchase Agreement

Dated as of:

Between: State Street Bank and Trust Company, not individually, but on behalf of each entity set forth in the Annex hereto and

1. Applicability

From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or financial instruments ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto, unless otherwise agreed in writing.

2. Definitions

(a) "Act of Insolvency," with respect to any party; (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party's inability to pay such party's debts as they become due;

(b) "Additional Purchased Securities," Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c) "Buyer's Margin Amount," with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Seller's Margin Amount under subparagraph
(q) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date;

(d) "Confirmation," the meaning specified in Paragraph 3(b) hereof;

(e) "Income," with respect to any Security at any time, any principal thereof then payable and all interest, dividends or other distributions thereon;

(f) "Margin Deficit," the meaning specified in Paragraph 4(a) hereof;

(g) "Margin Excess," the meaning specified in Paragraph 4(b) hereof;

(h) "Market Value," with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued income to the extent not included therein (other than any income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(i) "Price Differential," with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(j) "Pricing Rate," the per annum percentage rate for determination of the Price Differential;

(k) "Prime Rate," the prime rate of U.S. money center commercial banks as published in The Wall Street Journal;

(l) "Purchase Date," the date on which Purchased Securities are transferred by Seller to Buyer;

(m) "Purchase Price," (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

(n) "Purchased Securities," the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) and shall exclude Securities returned pursuant to Paragraph 4(b);

(o) "Repurchase Date," the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraphs 3(c) or 11 hereof;

(p) "Repurchase Price," the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination, increased by any amount determined by the application of the provisions of Paragraph 11 hereof;

(q) "Seller's Margin Amount," with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Buyer's Margin Amount under subparagraph (c) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date.

3. Initiation; Confirmation; Termination

(a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price,
(iii) the Repurchase Date, unless the Transaction is to be terminable on demand,
(iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4. Margin Maintenance

(a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(d) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess exceeds a specified dollar amount or specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs
(a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5. Income Payments

Where a particular Transaction's term extends over an income payment date on the Securities subject to that Transaction, Buyer shall, as the parties may agree with respect to such Transaction (or, in the absence of any agreement, as Buyer shall reasonably determine in its discretion), on the date such income is payable either (i) transfer to or credit to the account of Seller an amount equal to such income payment or payments with respect to any Purchased Securities subject to such Transaction or (ii) apply the income payment or payments to reduce the amount to be transferred to Buyer by Seller upon termination of the Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit.

6.  Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged by Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all proceeds thereof.

7.  Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer. As used herein with respect to Securities, "transfer" is intended to have the same meaning as when used in Section 8-313 of the New York Uniform Commercial Code or, where applicable, in any federal regulation governing transfers of the Securities.

8.  Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial intermediary or a clearing corporation. Title to all Purchased Securities shall pass to

Buyer and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraphs 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay income to, or apply income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchase Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.


Note: This Master Repurchase Agreement is the same as the model prepared by the Public Securities Association.

*Language to be used under 17 CFR Section 403 4(e) if Seller is a government securities broker or dealer other than a financial institution
**Language to be used under 17 CFR Section 403 5(d) if Seller is a financial institution

Annex I

Supplemental Terms and Conditions
of Master Repurchase Agreement

The following terms and conditions ("the Supplement") hereby are incorporated into the Master Repurchase Agreement ("Agreement") dated as of April 19, 1993 between State Street Bank and Trust Company ("State Street"), in the capacity on behalf of each respective account as set forth in Paragraph i below (State Street, in each such capacity, hereinafter shall be referred to as the "Buyer") and as the ("Seller"). To the extent of any conflict between the terms of the Agreement and this Supplement, this Supplement shall govern. Unless otherwise indicated, the definitions contained in Paragraph 2 of the Agreement apply to this Supplement. This Supplement shall supersede any prior Supplement to the Agreement.

1. Legal Capacity. Buyer enters this Agreement, and each Transaction hereunder, not individually, but solely in its capacity as either:

(a) trustee of one of the following commingled investment funds qualified under Revenue Ruling 81-100 as a group trust (each a "Qualified Fund"), to be specified upon entering each Transaction:

Government Securities Short Term
  Investment Fund ("GSTIF")                          Daily Mortgage Fund
Short Term Investment Fund ("STIF")                  Intermediate Bond Fund
Yield Enhanced Short Term Investment Fund            Short Term Bond Fund
Quality A Short Term Investment Fund                 International Bond Fund
Quality D Short Term Investment Fund                 Yield Plus Fund
Quality P Short Term Investment Fund
Super Collateral Fund
Maturity Plus Fund

(b) trustee of one of the following Common Trust Funds (each a "CTF") maintained by State Street, to be specified upon entering each transaction:

U.S. Bond Market Common Trust Fund
German Bond Market Common Trust Fund
Japanese Bond Market Common Trust Fund
United Kingdom Bond Market Common Trust Fund
Securities Lending Quality Trust
U.S. Libor Plus Common Trust Fund
Short Term Investment Common Trust Fund

(c) agent on behalf of one of the following clients (each a "Client"), to be specified upon entering each Transaction:

Buyer may in writing amend the list of Qualified Funds, Common Trust Funds or Clients governed by this Agreement from time to time, subject to approval by the Seller. Buyer represents and warrants that it is duly authorized to execute transactions on behalf of each such account.

2. Confirmation. The Seller shall promptly issue to the Buyer a written confirmation upon agreeing to each Transaction pursuant to Paragraph 3 of the Agreement. In addition to the information required in said confirmation by Paragraph 3, each confirmation also shall identify the Purchased Securities.

3. Segregation of Purchased Securities. All Purchased Securities shall be delivered on the same day as the Transaction to the Buyer's designated custodian or sub-custodian ("Custodian"), together with all rights relating thereto, against the payment of the Purchase Price. Under no circumstances shall the Seller directly or indirectly maintain possession of Purchased Securities or Additional Purchased Securities.

4. Oral Commitment. An oral commitment between Seller and the Buyer to enter into a Transaction shall be binding if made prior to 2:00 p.m. New York time on the Purchase Date. If Seller fails to deliver the Purchased Securities pursuant to such oral commitment to sell by the close of business on such Purchase Date, the Buyer shall have no obligation to transmit funds and Seller shall pay the difference (if any) between (i) the Repurchase Price minus the Purchase Price and (ii) an amount equal to the interest the Buyer actually obtained on the Purchase Price for the period during which the Seller fails to deliver such Purchased Securities ending on but excluding the original Repurchase Date. If Buyer fails to pay for the Purchased Securities pursuant to such oral commitment to sell by the close of business on such Purchase Date, the Seller shall have no obligation to transmit the Purchased Securities and Buyer shall pay to the Seller the amount by which Seller's cost of funds exceeds the agreed upon Pricing Rate on the Purchase Price for the period during which the Buyer fails to deliver the Purchase Price ending on but excluding the original Repurchase Date.

5. Limitation of Liability. Buyer's execution of this Agreement and each Transaction hereunder relating to either a Qualified Fund or a Common Trust Fund is made solely in its capacity as trustee of the relevant Qualified Fund or Common Trust Fund, Buyer's execution of this Agreement and each Transaction hereunder relating to a Client is made solely in its capacity as agent on behalf of such Client. It is expressly acknowledged and agreed that the obligations of State Street hereunder shall not be binding upon any of the shareholders. directors, officers. employees or agents of State Street, personally, but shall bind only the property of the Qualified Fund, Common Trust Fund or Client account, as the case may be.

6. Qualified ERISA Trust. Pursuant to Paragraph 18 of the Agreement, Buyer hereby notifies Seller that each Qualified Fund consists solely of assets of employee benefit plans or other plans qualified under the terms of ERISA, and State Street as a fiduciary and in its corporate capacity represents that each Transaction made by Buyer pursuant to the Agreement does not constitute prohibited transactions under ERISA and shall therefore be made pursuant to the terms of ERISA. This representation shall be deemed made each day that any transaction is outstanding hereunder.

By:                                         By:
Title:                                      Title:
Date:                                       Date:

Schedule 7.3-C

APPROVED TIME DEPOSIT COUNTERPARTIES

Restricted Time Deposit Counterparties:

Cayman Branches:

ABN-AMRO Bank NV, Cayman Branch
Barclays Bank PLC, Cayman Branch
Bank of America National Trust & Savings Association, Cayman Branch The Bank of New York, Cayman Branch
The Bank of Nova Scotia, Cayman Branch
The Chase Manhattan Bank, N.A., Cayman Branch
Commerzbank Aktiengesellschaft, Cayman Branch
CoreStates Bank, N.A., Cayman Branch
Deutsche Bank AG, Cayman Branch
The Northern Trust Company, Cayman Branch
Republic National Bank of New York, Cayman Branch
Royal Bank of Canada, Cayman
 Branch
Union Bank of Switzerland, Cayman Branch

London Branches:

Commerzbank Aktiengeseltschaft, London Branch
Credit Agricole S.A. (Caisse Nationale de Credit Agricole), London Branch

Bahamas Branches:

Canadian Imperial Bank of Commerce, Bahamas Branch
The Chase Manhattan Bank, N.A., Bahamas Branch
Citibank, N.A., Bahamas Branch
Morgan Guaranty Trust Company of New York, Bahamas Branch
National City Bank, Bahamas Branch
NationsBank, N.A., Bahamas Branch
Norwest Bank Minnesota, N.A., Bahamas Branch
The Toronto-Dominion Bank, Bahamas Branch

Schedule 7.4

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 30th day of April, 1999 between SANFORD C. BERNSTEIN FUND, INC. on behalf of the International Value Portfolio II ("Client") and STATE STREET BANK AND TRUST COMPANY ("State Street").

Schedule of Fees

1. Subject to Paragraph 2 below, all proceeds collected by the State Street on investment of Cash Collateral or any fee income shall be allocated as follows:

-Sixty percent (60%) payable to the Client, and

-Forty percent (40%) payable to State Street.

2. All payments to be allocated under Paragraph 1 above shall be made after deduction of such other amounts payable to State Street or to the Borrower under the terms of the attached Securities Lending Authorization Agreement.

3. Any Rebate Shortfall shall also be allocated as follows:

-Sixty percent (60%) payable by Client, and

-Forty percent (40%) payable by State Street.

4. Administrative Fees:

On an annualized basis, the administrative fee for investing cash Collateral in accordance with the provisions of Schedule 7.3 hereto is 1.75 basis points, which shall be allocated as follows: Sixty Percent (60%) payable by the Client and Forty Percent (40%) payable by State Street.

SCHEDULE 10.1

                                                                    PAGE
ENDATE:
ALL CURRENCY AMOUNTS IN USD         SECURITIES LENDING ONLOAN POSITIONS

------------------------------------------------------------------------------------------------------------------------------------
SECURITY          DESCRIPTION
                  SETTLED               CONTRACT       MARK       MARKET     UNSETTLED        CONTRACT     MARK         MARKET
                  UNITS ON LOAN         AMOUNT         AMOUNT     VALUE      UNITS ON LOAN    AMOUNT       AMOUNT       VALUE
------------------------------------------------------------------------------------------------------------------------------------
SETTLEMENT CODE:


TOTALS FOR
SETTLEMENT CODE:

SCHEDULE 10.1


                                                                        PAGE
ENDATE:
STATE STREET BANK & TRUST CO
SECURITIES LENDING BROKER EXPOSURE

------------------------------------------------------------------------------------------------------------------------------------
BROKER            SETTLED      USD CONTRACT     USD MARK     USD MARKET     UNSETTLED     USD CONTRACT      USD MARK     USD MARKET
                  LOANS        AMOUNT           AMOUNT       VALUE          LOANS         AMOUNT            AMOUNT       VALUE
------------------------------------------------------------------------------------------------------------------------------------

TOTALS FOR FUND


SCHEDULE 10.2



fund act   bus line   settle code  brokername            loan date            cusip    shs onloan    cont prince   cont amt

XX01           C          AUD        BT SEC      1995-06-01  00:00:00.000   615573003    48,929         $2.25     $110,090.25




           mark amt      tot amt   loan rate   mkt rate

             $0.00     $103,375.22   5.45       5.69061